UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2012

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21915 (Commission File Number)	82-0419266 (I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On July 9, 2012, Coldwater Creek Inc. (the “Company”), through its wholly-owned subsidiaries Coldwater Creek U.S. Inc., Coldwater Creek The Spa, Inc. and Coldwater Creek Merchandising & Logistics Inc.  (the “Borrowers”), the Company and certain other subsidiaries of the Company, as guarantors (the “Guarantors”), entered into a Limited Waiver and First Amendment to Amended and Restated Credit Agreement (the “ABL Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Credit, Inc. (the “Term Loan Agent”) to, amend that certain Amended and Restated Credit Agreement, dated as of May 16, 2011, by and among the Borrowers, the Guarantors, Wells Fargo Bank and the Term Loan Agent (the “ABL Agreement”), to among other things, provide for the repayment in full of the Borrowers’ $15.0 million term loan provided under the ABL Agreement from the proceeds of the Term Loan Agreement (as defined herein).   The ABL Amendment also amended certain covenants and representations and warranties in the ABL Agreement to make them consistent with the Term Loan Agreement.

The foregoing description of the ABL Amendment is qualified in its entirety by reference to the ABL Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Term Loan Agreement

On July 9, 2012, the Borrowers received a $65.0 million term loan (the “Term Loan”) pursuant to a Term Loan Agreement with affiliates of Golden Gate Private Equity, Inc. (“GGC”) (the “Term Loan Agreement”).  The loan under the Term Loan Agreement was advanced to the Borrowers on July 9, 2012.

The Term Loan bears interest initially at an interest rate equal to 5.5% per annum in cash, due and payable quarterly in arrears, and 7.5% per annum, due and payable in kind (“PIK”) quarterly in arrears, with adjustments to the cash and PIK portions of the interest rate in accordance with the Term Loan Agreement, following principal repayments.  The Term Loan is scheduled to mature upon the earlier of  July 9, 2017 or the date that the obligations under the ABL Agreement (or an agreement refinancing such indebtedness) mature or are accelerated.  The obligations under the ABL Agreement are currently scheduled to mature on May 16, 2016.

The Term Loan Agreement is guaranteed by the Company and each of the Company’s domestic subsidiaries that are not Borrowers and will be guaranteed by any future domestic subsidiaries of the Company. The Term Loan Agreement is secured by a first priority security interest in all assets of the Company and its subsidiaries, except that such lien will be second priority in the case of inventory, receivables and related assets that are subject to a first priority security interest under the ABL Agreement.

The Term Loan Agreement also contains certain financial, business and operational covenants, including a $15.0 million minimum liquidity covenant, as well as financial covenants related to capital expenditures, minimum inventory book value and maximum usage of the revolving credit facility under the ABL Agreement as a percentage of the borrowing base value under the ABL Agreement.  The Term Loan Agreement also contains various restrictive covenants relating to customary matters, such as indebtedness, liens, investments, acquisitions, mergers, dispositions and dividends.  Any prepayment of the Term Loan prior to the maturity date, including any mandatory prepayments in connection with an asset disposition or change of control, will require a premium and/or make-whole payment

Upon the occurrence of an event of default under the Term Loan Agreement, the lenders may declare the unpaid principal, interest amount and any applicable premiums and/or make whole amounts, of all outstanding loans to be immediately due and payable. The Term Loan Agreement specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy the covenants contained therein.

The proceeds of the Term Loan Agreement will be used for debt repayment, to finance the acquisition of working capital assets, and for other general corporate purposes.  On July 9, 2012, the Company used $14.8 million of the proceeds to repay its term loan with Wells Fargo Bank.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the Term Loan Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Stock Purchase and Investor Rights Agreement

Concurrently with and as a condition to entering into the Term Loan Agreement, the Company also entered into a Stock Purchase and Investor Rights Agreement (the “Stock Purchase Agreement”) with an affiliate of GGC (the “Series A Holder”). Pursuant to the Stock Purchase Agreement, which was entered into as additional consideration for the Term Loan, the Company issued 1,000 shares of Convertible Series A Preferred Stock of the Company, par value $.01 per share (the “Series A Preferred”), to the Series A Holder (an accredited investor) in exchange for an aggregate purchase price for the Series A Preferred determined in accordance with Section 3.09 of the Credit Agreement.  The information about the Series A Preferred as described in Item 5.03 is incorporated by reference herein.

The Series A Holder has the right to elect two directors.  The right to elect one of the two directors will terminate when GGC and its affiliates (the “GGC Group”) no longer beneficially own (directly or through the Series A Preferred) Common Stock that equates to 66.67% of the Common Stock originally acquired pursuant to the Stock Purchase Agreement.  The right to elect any director will terminate entirely when the GGC Group no longer beneficially owns (directly or through the Series A Preferred) 33.33% of the Common Stock originally acquired pursuant to the Stock Purchase Agreement.

The Stock Purchase Agreement includes a standstill provision that provides that the Series A Holder and its affiliates will not acquire more than 19.99% of the Company’s outstanding stock, participate in a proxy fight or otherwise seek to influence control of the Company.  The standstill survives for so long as the GGC Group is entitled to a board seat.

The Stock Purchase Agreement provides the GGC Group with preemptive rights for any new issuance of securities by the Company, except for shares issued under employee and director compensation plans and shares issued in an acquisition transaction.  The preemptive rights are not transferable and will terminate in full when the GGC Group’s beneficial ownership of the Common Stock is less than 33.33%.

The foregoing description of the Stock Purchase Agreement  is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Registration Rights Agreement

The Series A Holder and certain permitted transferees of the Series A Holder are entitled to customary registration rights with respect to the Common Stock underlying the Series A Preferred pursuant to the Registration Rights Agreement dated as of July 9, 2012 between the Company and the Series A Holder.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information about the Term Loan Agreement set forth in Item 1.01 under the heading “Term Loan Agreement” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information about the Series A Preferred set forth in Item 1.01 under the heading “Stock Purchase and Investor Rights Agreement” is incorporated by reference into this Item 3.02. The issuance and sale of the Series A Preferred were conducted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Series A Preferred nor the underlying Common Stock of the Company issuable upon conversion of the Series A Preferred has been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors approved the appointment of Neale Attenborough to the Board, effective July 9, 2012.  Mr. Attenborough was designated as a Class I director of the Board and was appointed by the Series A Holder pursuant to the terms of the Stock Purchase Agreement and the Certificate of Designation.  Mr. Attenborough is an Operating Partner of GGC.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2012, the Company filed the Certificate of Designation of Preferences of Convertible Series A Preferred Stock of the Company (the “Certificate of Designation”) establishing the rights, preferences and privileges of the Series A Preferred.  Shares of Series A Preferred are convertible at any time on or prior to July 9, 2022 into Common Stock of the Company at an initial conversion rate of 24,351.504 shares of common stock for each share of Series A Preferred. The Common Stock underlying the Series A Preferred represents 19.99% of the Company’s outstanding Common Stock as of July 9, 2012, and 16.67% on a fully-diluted basis. The Series A Preferred is convertible into shares of the Common Stock at an initial exercise price of $0.85 per share of underlying Common Stock (subject to adjustment for certain dilutive issuances). In the event of a change of control transaction, the Series A Preferred will automatically convert into Common Stock on a net-exercise basis.

The Series A Preferred is mandatorily redeemable by the Company on July 9, 2022 for a cash amount equal to the net exercise value of the Series A Preferred.  The Series A Preferred is not otherwise redeemable at the Company’s option.

The description of the right of the Series A Holder to elect members to the Board of Directors as described in Item 1.01 is incorporated by reference herein.  The Series A Preferred will vote on an as-converted basis with the Common Stock on all other matters, including with respect to the election of the other directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Certificate of Designation of Preferences of Convertible Series A Preferred Stock of the Company.
10.1

Limited Waiver and First Amendment to Amended and Restated Credit Agreement dated as of July 9, 2012 among the Borrowers and Guarantors thereto, the lenders party thereto, Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender, and Wells Fargo Credit, Inc.

	10.2	Term Loan Agreement dated as of July 9, 2012 among the Borrowers and Guarantors thereto, the Lenders party thereto and CC Holdings Agency Corp.
	10.3	Stock Purchase and Investor Rights Agreement, dated as of July 9, 2012, between the Company and CC Holdings of Delaware, LLC - Series A.
	10.4	Registration Rights Agreement, dated as of July 9, 2011, between the Company and CC Holdings of Delaware, LLC - Series A.
	99.1	Press Release, dated July 9, 2012, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2012

COLDWATER CREEK INC.

/s/ John E. Hayes III
John E. Hayes III
Senior Vice President, General Counsel and Secretary